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Exhibit (10)S

Summary Of Severance Arrangement For
L. White Matthews, III

    If Mr. Matthews' employment is terminated by the Company without cause prior to July 5, 2001, he shall be entitled to one year of severance pay, to include base salary and annual cash award earned under the Company's incentive plans referenced in footnote 2 to the chart appearing under the heading entitled "Summary Compensation Table" located in the Company's Proxy Statement.

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Summary Of Severance Arrangement For L. White Matthews, III